EXHIBIT 10.3

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This Amended and Restated Agreement (the "Agreement") made as of the 1st day of January, 1990, amended as of August 30, 1993 and as of January 1, 1994, and amended and restated as of May 8, 1996, between FIRST STATE CORPORATION, a bank holding company (hereinafter referred to as the "Corporation") and its wholly owned bank subsidiary, FIRST STATE BANK AND TRUST COMPANY (hereinafter referred to as the "Bank"), both organized and existing under the laws of the State of Georgia with their principal offices and places of business being located in Albany, Georgia, and DOUGLAS E. WREN (hereinafter referred to as "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive has been serving as a senior officer of the Corporation and the Bank since January 31, 1986, and is now serving as President and Chief Operating Officer of the Corporation and as President and Chief Executive Officer of the Bank; and

     WHEREAS, the Corporation, the Bank and the Executive entered into an employment agreement reflecting certain terms of the Executive's employment relationship with the Corporation and the Bank as of January 1, 1990, as amended from time to time thereafter (the "1990 Agreement"); and

     WHEREAS, the parties desire to amend and restate the 1990 Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
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     (1) Employment. The Executive hereby agrees to serve as President and Chief
Operating Officer of the Corporation and as President and Chief Executive
Officer of the Bank, or in such other executive position of similar or greater responsibilities with the Corporation or the Bank (or an affiliated corporation) as he may be designated to hold, for the term of this Agreement, subject to the terms set forth herein and the provisions of the Bylaws of the Corporation and the Bank. During his employment hereunder, the Executive shall devote his efforts and attention, substantially on a full-time basis, to the performance of the duties required of him as an executive of the Corporation and the Bank.

     (2) Term.

          (a) This Agreement and the Executive's employment hereunder shall be effective as of January 1, 1990, and shall continue for a sixty (60) month term initially ending on December 31, 1994. This Agreement shall automatically be extended for successive twelve (12) month periods at the end of each calendar year (so that this Agreement will always have a sixty
     (60) month term), unless either party gives written notice to the other of its intent not to extend this Agreement with such written notice to be given not less than ninety (90) days prior to the end of a calendar year. In the event such notice of nonextension is properly given, this Agreement shall terminate at the end of the sixty (60) month term then in effect. However, notwithstanding the provisions of this Section (2)(a), no extension will be granted that would extend the term of this Agreement beyond the last day of the month during which the Executive attains age sixty-five (65).

          (b) The Executive's employment hereunder may be terminated by either party prior to the end of the sixty (60) month term hereof upon ninety (90) days prior written notice to the other party, provided, that, in the event of such termination, the Corporation


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     and the Bank shall be obligated to make the payments and provide the benefits, if any, described in Section (4) below.

     (3) Compensation. As compensation for his services during the term of this Agreement, the Executive shall receive the amounts and benefits set forth in subsections (a), (b), (c), (d) and (e) below:

          (a) An annual salary effective January 1, 1990, of $100,000 prorated for any partial year of employment, subject to annual review for increases in light of the size and performance of the Corporation and the Bank at such time as the Corporation and the Bank conduct salary reviews for their officers generally. The Executive's salary shall be payable bimonthly or in accordance with the Corporation's and the Bank's regular payroll practices in effect from time to time for officers of his level;

          (b) Participation on an annual basis in the "Senior Management Incentive Compensation Plan" (the "SMICP"), or such other successor annual incentive compensation program as may be maintained from time to time for the benefit, generally, of the senior management employees of the Corporation and the Bank (the SMICP and such other successor annual incentive compensation program(s) being hereinafter collectively referred to as the "Incentive Compensation Program"). Any incentive compensation award which may become payable to the Executive under the Incentive Compensation Program shall depend upon attainment of financial performance goals for the Corporation and the Bank and shall be expressed as a percentage of the Executive's annual base salary then in effect and, for any annual period, the percentage may vary depending upon the degree to which the financial performance goals are attained. The financial performance goals and the base salary percentage(s) which serve as a measure of the incentive compensation award for each annual


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     period shall be established in advance of that annual period by the
     Compensation Committee of the Board of Directors of the Corporation. Any incentive compensation award which becomes payable under the Incentive Compensation Program shall be payable in accordance with the terms thereof.

          (c) Participation in all of the employee benefit plans maintained now or in the future by the Corporation and the Bank for the purpose of providing retirement benefits, deferred compensation, health care coverage, life insurance coverage and disability coverage as well as similar pension or welfare benefits to its employees. These employee benefit plans include, but are not limited to, the defined benefit pension plan, the defined contribution profit sharing plan, the defined contribution employee/thrift and savings plan (a section 401(k) and (m) plan), the defined contribution money purchase pension plan, group health and accident insurance, group term life insurance and any other employee pension, welfare or incentive benefit plans as they may now exist or exist in the future.

          (d) Continued participation in the Incentive Compensation Program for senior executives of the Corporation and the Bank, which now exists or which may exist in the future.

          (e) Reimbursement of the dues and costs of club memberships and automobile expenses. In addition, the Corporation and the Bank will continue to provide the Executive with an automobile of similar grade and quality as is now being provided to the Executive.

     (4) Termination Payments. Upon termination of the Executive's employment prior to the end of the sixty (60) month term of this Agreement, the Corporation or the Bank shall pay to the Executive in cash, within three (3) business days after the termination of the Executive's employment, any amount payable pursuant to subsections (a), (b) or (c) below and shall for the


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period, or at the time specified, provide the other benefits, if any, described in subsections (d) and (e) below:

          (a) The payment due to Executive under this subsection (a) shall be two and ninety-nine/one hundredths (2.99) times the Executive's "Average Annual Compensation," as defined in subsection (f)(ii) below (the "Severance Amount"), if: (i) the Executive's employment is terminated by the Corporation or the Bank, other than for "Good Cause," as defined in subsection (f)(iii) below, within three (3) years after any "Change in Control," as defined in subsection (f)(i) below, or at the request of, or pursuant to, an agreement with a third party who has taken steps reasonably calculated to effect a Change in Control, or otherwise in connection with or in anticipation of a Change in Control; or (ii) the Executive elects to terminate his employment hereunder within one (1) year after any Change in Control. However, if the aggregate present value (determined as of the date of the Change in Control in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder) of both the Severance Amount and all other payments to Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Corporation or Bank or in the ownership of a substantial portion of the assets of the Corporation or the Bank (the "Aggregate Severance") would result in a parachute payment (as determined under Code Section 280G) then the Aggregate Severance shall not be greater than an amount equal to two and ninety-nine/one hundredths (2.99) multiplied by Executive's base amount (as determined under Code Section 280G) for the base period (as determined under Code Section 280G). In the event the Aggregate Severance is required to be reduced pursuant to this subsection (a), Executive shall be entitled to determine which portions of the Aggregate Severance are


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     to be reduced so that the Aggregate Severance satisfies the limit in the preceding sentence (the "Adjusted Aggregate Severance").

          (b) The payment due to Executive under this subsection (b) shall be two (2) times the Executive's "Average Annual Compensation" as defined in subsection (f) below, if the Executive's employment is terminated by the Corporation or by the Bank, other than for "Good Cause", as defined in subsection (f) below, and such termination is not described in subsection
     (a) above.

          (c) If the Executive's termination of employment is not described in either subsection (a) or (b) above, the payment due to Executive under this subsection (c) shall be equal to any unpaid salary due to the Executive through the date of termination.

          (d) In addition to the payments provided to the Executive under (a),
     (b) or (c) above, any amounts of incentive compensation deferred pursuant to subsection (b) of section (3) above (under the Incentive Compensation Program) shall be paid to the Executive at the same time as such other payment, together with interest due thereon to the date of payment. If the Executive's termination of employment is described in subsection (a) or (b) above, the health and accident coverage and the life insurance coverage provided to the Executive at his date of termination shall be continued at the same level and in the same manner as if his employment had not terminated (subject to the customary changes in such coverages if the Executive reaches age sixty-five (65) or similar events), beginning on the date of such termination and ending on the date thirty-six (36) months from the date of termination; and any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period on the same terms. Any costs the Executive was paying for such coverages at the time of termination shall continue to be paid by the Executive. If


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     the terms of any benefit plan referred to in this subsection do not permit continued participation by the Executive, as contemplated by this subsection, then the Corporation or the Bank will reimburse the Executive for the cost of insurance coverages for the Executive and dependents of the Executive that are substantially equivalent to the health and accident and life insurance coverages provided to the employees of the Corporation or the Bank and their eligible dependents during the thirty-six (36) month period described herein. Reimbursement for the cost of coverage of a dependent of the Executive shall be reimbursable only if the dependent would be deemed a dependent eligible for coverage under the substantially equivalent benefit plan then maintained by the Corporation or the Bank had the Executive continued in the employ of the Corporation and the Bank. However, the obligation of the Corporation and the Bank to provide the health and accident coverage and the life insurance coverage described in this Section 4(d) shall abate and be considered satisfied to the extent the Executive receives employer provided coverage under an accident and health plan or a life insurance plan maintained by a subsequent employer.

          (e) The Corporation and the Bank agree that there will be no change made during the term of the Executive's employment hereunder which adversely affects the Executive's rights under any stock option or restricted stock award which may be conferred upon the Executive under any stock option or restricted stock awards plan which may be maintained from time to time by the Corporation or the Bank.

          (f) For purposes of this Agreement, the following definitions shall apply:

               (i) "Change in Control" shall mean the occurrence of (A), (B) or
          (C) below:


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               (A) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, any employee benefit plan maintained by the Corporation or the Bank, or by any subsidiary of either, which acquires beneficial ownership of voting securities of the Corporation or the Bank) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's or the Bank's then outstanding voting securities entitled to vote generally in the election of directors.

               (B) (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of the Corporation or the Bank, or any subsidiary of either, which acquires beneficial ownership of voting securities of the Corporation or the Bank) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's or the Bank's then outstanding voting securities entitled to vote generally in the election of directors; and


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

                    (ii) The failure for any reason of individuals who
               constitute the Incumbent Board to continue to constitute at least two-thirds (2/3rds) of the Board within any thirteen (13) month period.

               (C) Approval by the stockholders of the Corporation or the Bank of (i) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Corporation or the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or
               (ii) a liquidation or dissolution of the Corporation or the Bank or the sale of all or substantially all of the assets of the Corporation or the Bank.

          (ii) "Average Annual Compensation" shall be the average of the Executive's annual compensation received from the Bank and the Corporation and includable in the Executive's gross income for federal income tax purposes during the base period. However, the term "Average Annual Compensation" shall also include amounts not included in gross income for federal income tax purposes by virtue of Code Sections 125, 402(a)(8) and 402(h)(1)(B). Also, for purposes of this Agreement, the term "Average Annual Compensation" shall specifically include any amounts paid and includable in the Executive's gross income during the base period under the Incentive Compensation Program or under any other incentive or bonus


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     arrangement maintained by the Corporation or the Bank. For purposes of this subsection (ii), the base period for determining "Average Annual Compensation" shall be the Executive's most recent five (5) consecutive taxable years ending before the date of the Change in Control.

          (iii) "Good Cause" shall mean and be limited to (A) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Corporation or the Bank, (B) repeated violations by the Executive of the Executive's obligations under Section (1) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time (which shall not be less than thirty (30) days nor more than sixty (60) days) after receipt of written notice from the Corporation or the Bank, (C) serious and substantial improper conduct by the Executive which is clearly inconsistent with the Executive's position of trust and authority with the Corporation and the Bank and which detrimentally affects the reputation and good standing in the community of the Corporation and the Bank, or (D) the conviction of the Executive of a felony.

          (iv) The "Board" shall mean the Board of Directors of the Corporation and the Bank.

          (v) The "Incumbent Board" shall mean the members of the Board as of January 1, 1996, and any person becoming a member of the Board after such date whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3rds) of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in


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     connection with an actual or threatened election contest relating to the election of the directors of the Corporation or the Bank, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act.)


          (g) If, after the exhaustion of all administrative and judicial appeals as the Corporation determines in its sole discretion to pursue, the Internal Revenue Service determines that Code Section 280G prohibits the Corporation or the Bank from deducting all of the Aggregate Severance or Adjusted Aggregate Severance, as applicable, paid to the Executive and reported on its federal income tax return, the Executive shall have an obligation to pay the Corporation or the Bank upon demand an amount equal to the sum of (i) the excess of the amount of the Aggregate Severance or Adjusted Aggregate Severance, as applicable, over the maximum amount that could have been paid to Executive without any portion of such payments not being deductible by reason of Code Section 280G; and (ii) interest on the amount set forth in this subsection at the rate provided in Code Section 1274(b)(2)(B) from the date of Executive's receipt of the amount set forth in this subsection until the date of repayment.

     (5) Nondisclosure; Confidentiality. The Executive agrees that if his employment terminates during the term of this Agreement, he will not for one (1) year after such termination, directly or indirectly disclose or give to others any confidential fact or information not generally available to the public concerning the Corporation's or the Bank's financial operations and businesses, including but not limited to the provision of financial data processing services to banks, thrift institutions, credit unions and mortgage servicers, and the providing of merchant credit card authorization, settlement and related services, data imaging, micrographic, and electronic data management services to others generally. Such financial information, financial systems, financing


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

arrangements, trade secret or confidential business information includes business plans, financial information, financial systems, financing arrangements, and any other secret or confidential work, knowledge, "know-how," trade secret or confidential information including confidential information relating to customer accounts, customer needs, organization, strategy, research and development, design, drawings, specifications, techniques, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, fee lists, fee policies or any other confidential information relating to customers.

     (6) Noncompetition. In the event the Executive voluntarily terminates his employment before the end of the term (including extensions) of this Agreement and receives a payment in accordance with the provisions of Section (4)(a)(ii), the Executive will not accept employment within a one (1) year period after such termination of employment with any of the following described organizations located within a fifty (50) mile radius of Albany, Georgia: a Commercial bank (as defined in Section 7-1-4(12) of the Official Code of Georgia Annotated [hereinafter "OCGA"]); a Bank (as defined in Section 7-1-4(7) of the OCGA); a Building and loan association (as defined in Section 7-1-4(8) of the OCGA); a Credit union (as defined in Section 7-1-4(15) of the OCGA); a Federal credit union (as defined in Section 7-1-4(19) of the OCGA); a Savings and loan association (as defined in Section 7-1-4(31) of the OCGA); a Savings bank (as defined in Section 7-1-4(32) of the OCGA); a National Bank (as defined in
Section 7-1-4(23) of the OCGA); a Trust company (as defined in Section 7-1-4(40) of the OCGA); or a Broker/Dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act). However, for purposes of this Section (6), the term "Broker/Dealer" does not include a corporation, company, firm or person that is primarily engaged in providing consulting services and products with respect to financial, tax, management, insurance or business matters and that is not primarily engaged in either effecting transactions in securities for the account


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of others or buying and selling securities for its own account. Accordingly, the noncompetition provisions of this Section (6) shall not prohibit employment of the Executive at any time by a corporation, company, firm or person that is described in the preceding sentence and is, therefore, considered not to be a "Broker/Dealer" for purposes of this Section (6) by virtue of being described in such preceding sentence.

     (7) Damages and Injunctive Relief. The Executive agrees that the breach of any of his obligations under Section (5) or Section (6) of this Agreement: (a) may cause injury to the Corporation and the Bank and that the Corporation and the Bank are entitled to seek and obtain compensation and damages; and (b) may cause irreparable injury to the Corporation and the Bank and that, accordingly, the Corporation and the Bank may seek and obtain injunctive relief against the breach or threatened breach of those provisions in addition to other remedies at law or in equity which may be available; provided, however, that no such claim by the Corporation or the Bank shall permit the Corporation or the Bank to offset, reduce, suspend or withhold any of the payments or benefits provided under Section (4) or to seek an injunction providing for such offset, reduction, suspension or withholding.

     (8) Assignment; Successors.

          (a) The rights and benefits of the Executive under this Agreement are personal to him and shall not be assignable, except with the prior written consent of the Corporation or the Bank.

          (b) This Agreement shall not be assignable by the Corporation or the Bank provided that, with the consent of the Executive, the Corporation may assign this Agreement to another corporation wholly-owned by it, either directly or through one or more other


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     corporations, or to any corporate successor of the Corporation or the Bank or any such other corporation.

          (c) Notwithstanding the foregoing, any business entity succeeding to substantially all of the business of the Corporation or the Bank by purchase, merger, consolidation, sale of assets or otherwise shall be bound by and shall adopt and assume this Agreement and the Corporation and the Bank shall obtain the express assumption of this Agreement by such successor.

     (9) Notices. Any notices or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

     If to the Executive:          Douglas E. Wren
                                   First State Corporation
                                   333 Broad Avenue
                                   Albany, Georgia 31703

     If to the Corporation or
     the Bank:                     Morgan G. Murphy
                                   First State Corporation
                                   333 Broad Avenue
                                   Albany, Georgia 31703

                                         Copy to:

                                   Perry, Walters & Lippitt
                                   409 N. Jackson Street
                                   Albany, Georgia 31701

                                   Hall, Moorhead & Garvey, P.C.
                                   314 Residence Avenue
                                   Albany, Georgia 31701

or to such other address or agent as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.


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     (10) Full Settlement and Legal Expenses. The Corporation's and the Bank's
obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation or the Bank may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation or the Bank agree to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or the Bank or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive with respect to the amount of any payment pursuant to Section (4) of this Agreement), plus in each case interest at the applicable Federal rate provided for in Code Section 7872(f)(2).

     (11) Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia.

     (12) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

     (13) Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings between the Corporation or the Bank and the Executive other than those


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expressly set forth herein or contained in the Corporation's or the Bank's employee welfare or pension benefit plans or incentive compensation plans covering the Executive. This Agreement supersedes the Employment Contract between the Executive and the Corporation and the Bank, dated May 15, 1986. This Agreement may not be amended or modified except by a writing executed by the parties.

     (14) Arbitration. Any controversy or claim arising out of or relating to the parties' rights and obligations under this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA"). Arbitration shall be initiated by a party by giving notice in the manner set forth herein to the other party or parties of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount claimed, if any, and the remedy sought. The initiating party shall then file a copy or copies of the notice as set forth under the Rules. Any arbitration hearing shall be held in Albany, Georgia. The Corporation or the Bank and the Executive shall agree upon and appoint three (3) arbitrators in accordance with the Commercial Arbitration Rules of the AAA within twenty (20) days of the effective date of notice of arbitration; provided, however, that if the parties fail to make such designation within twenty (20) days, the AAA shall appoint the arbitrators. The determinations of the arbitrators will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators shall apply the laws of the State of Georgia as to both substantive and procedural questions.


                        [Signatures Appear on Next Page]


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement this 14th day of May, 1996.

                                       FIRST STATE CORPORATION

                                       By: /s/ Morgan G. Murphy
                                           ------------------------------

                                       Attest: /s/ James L. Flatt
                                               --------------------------


                                       FIRST STATE BANK AND TRUST COMPANY

                                       By: /s/ Morgan G. Murphy
                                           ------------------------------

                                       Attest: /s/ James L. Flatt
                                               --------------------------

/s/ Louise B. Murphy
-----------------------------
Witness

/s/ Elisabeth S. Driskell
-----------------------------
Witness

                                       /s/ Douglas E. Wren
                                       ----------------------------------
                                       DOUGLAS E. WREN

/s/ Louise B. Murphy
-----------------------------
Witness

/s/ Elisabeth S. Driskell
-----------------------------
Witness


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